UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2025

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

3150 SW 38th Avenue Suite 1100 Miami, Florida		33146
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	MSPR	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $50,312.50 per share	MSPRW	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $0.4375 per share	MSPRZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

MSP Recovery, Inc. (the “Company”) entered into the following confidential settlement agreements, which total a combined $2.9 million in cash. Portions of the settlement proceeds from these preliminary settlements are subject to distribution according to the Company’s existing agreements.

Mediated Settlement with Property & Casualty Insurer

MSP Recovery, Inc. (the “Company”) entered into a confidential mediated settlement with a property and casualty insurer (the “P&C Insurer”) subject to finalizing terms in a settlement agreement. Although the identity of the P&C Insurer and the preliminary terms of settlement are confidential, the settlement terms include:

• An agreement to provide historical data for claimants and also assist the Company in reconciling its relevant current and future assigned Medicare claims;

• An agreement to resolve cooperatively, or through binding mediation, relevant Medicare claims (liens) that the Company owns today and in the future; and

• A cash payment from the P&C Insurer of a confidential amount to settle existing historical claims.

Pharmaceutical Defendant Settlement

The company has obtained a confidential settlement against a drug manufacturer in a pharmaceutical litigation lawsuit alleging overpayments as a result of a prescription drug scheme.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “agree,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this Current Report include, but are not limited to, statements regarding preliminary settlement agreements, including the potential availability of working capital therefrom, the Company’s expectations with respect to the use of proceeds, and the anticipated impact of the settlements on the Company’s capital structure and operations. These forward-looking statements are based on management’s current beliefs, expectations, and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include, among other things, that the parties may not execute definitive settlement agreements on the negotiated terms or at all; even if the proposed settlements are finalized, the proceeds therefrom may not be delivered or provide the anticipated benefits to the Company; and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2025, and subsequent Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: September 19, 2025

	By:	/s/ Alexandra Plasencia
	Name:	Alexandra Plasencia
	Title:	General Counsel